Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is effective as of June _____, 2013 between and among Generex Biotechnology Corporation (“GNBT”) and Generex Pharmaceuticals Inc. (“GPI”) (GNBT and GPI are hereinafter collectively referred to as “Generex”) and __________________________________________________ (the “Employee”, collectively with Generex the “Parties”), as follows:

RECITALS

WHEREAS, beginning in late 2011, in order to assist Generex with its cash flow requirements, the Employee agreed to a deferral of payment of a portion of the Employee’s salary;

WHEREAS, as of June 30, 2013 the aggregate amount of the Employee’s salary which has been deferred was $_________ (the “Deferred Amount”); and

WHEREAS, the Parties have agreed that, subject to the terms and conditions set forth in this Agreement, GNBT shall grant the Employee options to acquire free-trading shares of GNBT common stock at an exercise price of $0.001 per share in full and final settlement of the obligation of Generex to pay the Deferred Amount.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, intending to be bound, the Parties agree as follows:

1.	Option Grant.

a.	In full and final settlement of Generex’s obligation to pay the Deferred Amount, subject to the satisfaction of applicable securities and tax laws and pursuant to the provisions of GNBT’s 2006 Stock Plan (the “Plan”), GNBT shall grant to the Employee, and the Employee shall accept, an option to purchase up to an aggregate of __________ shares of Common Stock of GNBT, par value $0.001 per share (the “Common Stock”), at a price per share of USD$0.001 (the “Option”), which option shall be fully vested upon the date of grant and shall expire on the fifth anniversary of the date of grant, subject to earlier termination under the terms set forth in the Plan.

b.	The Parties shall execute an option agreement, in the form attached hereto as Attachment A, evidencing the Option.

2.	Representations and Warranties:

a.	Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each Party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such Party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms.

b.	The Employee represents and warrants that he or she is currently an employee of Generex.

c.	The Employee represents, warrants, covenants, and agrees that he or she will only trade the Common Stock in accordance with (i) applicable law, and (ii) GNBT’s policy on trading in GNBT securities during blackout periods as follows: Except as may otherwise be approved by GNBT’s Board of Directors, it is impermissible to buy or sell the Common Stock in periods prior to or immediately after the annual and quarterly financial results of GNBT are disclosed to the public. For the annual results, do not buy or sell from July 31 to forty-eight (48) hours after public announcement of the annual results, inclusive. For quarterly results, do not buy or sell during the period from two weeks before the end of a quarter (specifically, Oct 31, Jan 31, and Apr 30, in any year) to forty-eight (48) hours after the public announcements of the results for the quarter, inclusive.

2

3.             Release by the Employee. In consideration of the grant of the Option, the receipt and sufficiency of which are acknowledged, the Employee together with his or her predecessors, successors, heirs, administrators, executors, personal representatives, attorneys and assigns (collectively the “Employee Releasors”) hereby releases, remises, waives and forever discharges Generex and its predecessors, successors, affiliates, subsidiaries, officers, directors, employees, attorneys, contractors, consultants and their respective heirs, administrators, personal representatives, executors, attorneys and assigns (collectively the “Generex Releasees”), from and against all claims, demands, causes of action, contracts, agreements, liabilities, costs, fees, expenses, actions, agreements, payments, and accounts of every nature and kind, both known and unknown, either at law or in equity, that the Employee Releasors now have, ever has had, or may have had up to and until the date this Agreement is executed by the Parties, whether at law or in equity, arising out of or related to the Deferred Amount and any amounts claimed to be due and owing in relation thereto. Notwithstanding the foregoing, nothing in this Agreement shall be construed as releasing the Generex Releasees from any obligations expressly set forth in this Agreement.

3

4.             Taxes. Each Party shall be personally responsible for any and all tax liabilities and consequences, if any, which may result from the Option grant made pursuant to this Agreement. The Parties agree and acknowledge that no Party has made any representations or warranties concerning tax treatment or tax ramifications of any of the payments anticipated under this Agreement.

5.             Non-Disparagement. The Parties agree not to make any disparaging statements, directly or indirectly through others, to any person in the future about any other Party, its business, its members, managers, officers, directors, staff, or present or former employees.

6.             Covenant Not to Sue. The Parties agree and covenant not to commence any administrative proceeding, arbitration action, or any lawsuit in any federal or state or provincial court arising out of or related to any claims released in this Agreement. This Agreement shall be an affirmative defense to any such claim filed, and shall result in immediate dismissal of any such claim. Any Party that violates this “Covenant Not to Sue” shall reimburse the defending Party all attorneys’ fees and costs incurred in defending such action filed in violation of this Agreement.

7.             Enforcement of Agreement. The Parties to this Agreement hereby agree that if any of the provisions of this Agreement are breached, the non-breaching Party shall have the right to enforce this Agreement.

8.             Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York.

4

9.             Complete Agreement. This Agreement represents the final and complete agreement between the Parties regarding the subject matter hereof, and supersedes all previous and contemporaneous communications, representations, understandings and agreements, whether oral or written, between the Parties with respect to the subject matter hereof.

10.            Modification or Amendment. No change, modification, extension, termination or waiver of any provision of this Agreement shall be valid unless made in writing and signed by a duly authorized representative of the Party to be bound thereby.

11.            Waiver of Breach. Waiver by any Party hereto of any term and/or breach of this Agreement shall not be deemed or construed as a waiver of any other term and/or breach, whether prior, subsequent, or contemporaneous with this Agreement.

12.            Invalidity. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

13.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, personal representatives, administrators, successors, and assigns and upon any entity into or with which any Party hereto may merge or consolidate.

14.            Independent Judgment. The Parties hereto agree and pledge that in making this Agreement, they rely on their own respective judgment, belief and knowledge, and advice of their own counsel and financial advisors and not on any representations or statements made by any other Party hereto, or any other Party's officers, agents, representatives or counsel. The Parties acknowledge that the execution hereof is their free act and deed intending to be bound. The Employee acknowledges having been afforded the opportunity to procure independent legal advice in respect of the Employee’s execution, delivery, and performance of this Agreement and that the Employee has procured such advice or voluntarily, and without duress, has elected not to seek such advice.

5

15.            Counterparts. It is the intention and understanding of each Party that this Agreement shall be executed by each Party or a duly authorized agent of each Party on a separate signature page and that those several signature pages will be assembled, along with the text hereof, to form a single instrument. Each Party agrees that the resulting documents, and each duplicate original thereof, will have the same force and effect as if each Party had signed the same document at the same time in each other's presence.

16.            No Admission of Liability. This Agreement is made solely for the purpose of settlement and compromise, and shall not be deemed an admission by any Party.

6

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

Generex Biotechnology Corporation

Name: Mark Fletcher
Title: President & Chief Executive Officer

Generex Pharmaceuticals Inc.

Name: Mark Fletcher
Title: President

Employee

Name:

Signature of witness to the Employee’s signature
Print name of witness:

7